[GTC TELECOM CORP. LETTERHEAD]

                                              December 27, 1999


Dear Dean:

This letter confirms our understanding that you are to be issued 20,000 shares of GTC Telecom common stock with registration rights. These shares are issued to you, in lieu of cash, as payment against $40,000 for services provided in Internet administration and network design on behalf of GTC.

Please sign this letter confirming your understanding of the agreement.

Sincerely,


Eric Clemons
/s/ Eric Clemons                                /s/ Dean Kern
COO                                             Dean Kern
GTC Telecom